Exhibit 10.1

AMENDMENT TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT NO. 3 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT, AS AMENDED (this “Amendment”) is made as of May 6, 2025, by and between Aquaron Acquisition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York limited liability trust company (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in that certain Investment Management Trust Agreement, dated October 3, 2022 and amended on June 29, 2023 and April 30, 2024, by and between the parties hereto (the “Trust Agreement”).

WHEREAS, $54,984,377 of the gross proceeds from the IPO and sale of the Private Placement Units was deposited into the Trust Account;

WHEREAS, Section 1(i) of the Trust Agreement, as amended, provides that the Trustee is to liquidate the Trust Account and distribute the Property in the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a Termination Letter; or (y) the later of (1) May 6, 2024, (2) up to 31-month anniversary from the closing of the IPO, i.e., May 6, 2025, and (3) such later date as provided in the Company’s Amended and Restated Certificate of Incorporation (the “Last Date”), provided a Termination Letter has not been received by the Trustee prior to such Last Date;

WHEREAS, Section 7(c) of the Trust Agreement provides that Section 1(i) of the Trust Agreement may only be amended with the affirmative vote of the holders of at least 50% or more of the shares of the Common Stock present or represented at the meeting, par value $0.0001 per share, of the Company voting together as a single class;

WHEREAS, the Company obtained the requisite vote of the stockholders of the Company to approve this Amendment; and

WHEREAS, each of the Company and Trustee desire to amend the Trust Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Amendment to Section 1(i). Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its President, Chief Executive Officer or Chairman of the Board and Secretary or Assistant Secretary and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, acknowledged and agreed to by Chardan, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee upon the date which is, the later of (1) May 6, 2026; (2) upon the termination of a 45-day cure period following the date on which any additional amount of funds was required to be deposited into the Trust Account as a condition of any extension of the time in which the Company has to consummate its initial Business Combination approved by the Company’s shareholders; and (3) such later date as provided in the Company’s Amended and Restated Certificate of Incorporation (the “Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Shareholders as of the Last Date.

3.	Amendments to Definitions.

(i) Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement. The following defined term in the Trust Agreement shall be amended and restated in their entirety:

“Trust Agreement” shall mean that certain Investment Management Trust Agreement, dated October 3, 2022, by and between Aquaron Acquisition Corp. and Continental Stock Transfer & Trust Company, as amended by the Amendment No. 1 to Investment Management Trust Agreement dated June 29, 2023, the Amendment No. 2 to Investment Management Trust Agreement dated April 30, 2024, and by the Amendment No.3 to the Investment Management Trust Agreement dated May 6, 2025”; and

4.	Amendment to Exhibit F. Exhibit F of the Trust Agreement is hereby amended and restated in its entirety as follows:

EXHIBIT F
[Letterhead of Company]
[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account — Extension Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to paragraphs 1(i) and 1(n) of the Investment Management Trust Agreement between Aquaron Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of October 3, 2022, as amended by the Amendment No. 1, dated June 29, 2023, the Amendment No. 2 to Investment Management Trust Agreement dated April 30, 2024, and by the Amendment No.3 to the Investment Management Trust Agreement dated [ ], 2025 (the “Trust Agreement”), this is to advise you that the Company is extending the time available in order to consummate a Business Combination with the Target Businesses for an additional [●] month[s], from [●], 202_ to [●], 202_ (the “Extension”). Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement. This Extension Letter shall serve as the notice required with respect to Extension prior to the applicable termination date (as may be extended in accordance with Section 1(i) of the Trust Agreement). In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit the contribution in the amount of $[●] for such one-month extension until [●], 202_ (the “Contribution”), unless the Closing of the Company’s initial business combination shall have occurred, which will be wired to you, into the Trust Account investments upon receipt.

Very truly yours,

Aquaron Acquisition Corp.

By:
Name:
Title:

5.1.	Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

5.2.	Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

5.3.	Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

5.4.	Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

5.5.	Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

5.6.	Entire Agreement. The Trust Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

AQUARON ACQUISITION CORP.

By:	/s/ Yi Zhou
	Name:	Yi Zhou
	Title:	Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
	Name:	Francis Wolf
	Title:	Vice President

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